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                                                                   CONFIDENTIAL
                                  EXHIBIT 10.10


                           SOFTWARE TEAMING AGREEMENT

                                 BY AND BETWEEN

                          COMPAQ COMPUTER CORPORATION

                                      AND

                        PARAGON MANAGEMENT SYSTEMS, INC.


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                                                                   CONFIDENTIAL

Agreement made this 26th day of October, 1999, by and between Compaq Computer Corporation, with offices at 40 Old Bolton Road, Stow, MA, 01754 (hereinafter referred to as COMPAQ) and Paragon Management Systems, Inc., with offices at 5933 Century Boulevard, Los Angeles, CA (hereinafter referred to as PARAGON).

Whereas, PARAGON has developed or has the right to market and License the use of certain software technology, products and the related documentation (hereinafter "Software") as specified in the attached ATTACHMENT A - PARAGON [*] PRODUCT/PRICE LIST; and

Whereas, PARAGON desires that COMPAQ market and distribute the Software on a worldwide basis to accounts that have been registered as prospects under the provisions of Section 3.5 below (hereinafter referred to as "Registered Accounts"); and

Whereas, Compaq desires to market and distribute the Software to Registered Accounts;

NOW, THEREFORE, Compaq and Paragon (hereinafter referred to as "Parties") in exchange for mutual consideration, sufficiency of which is hereby acknowledged, agree that the terms of this Agreement and all attached Schedules, Attachments and Addenda (hereinafter "Agreement"), will govern the licensing of the Software by COMPAQ on a worldwide basis.

This Agreement is not a requirements contract and does not obligate COMPAQ to purchase, resell or distribute the Software, but only establishes the terms and conditions for such licensing and distribution if it occurs.

1.      RELATIONSHIP OF THE PARTIES

1.1 The Parties shall act as independent contractors in the performance of this Agreement. Neither party shall act as agent for, or partner of, the other party for any purpose whatsoever, and the employees of one party shall not be deemed the employees of the other party.

1.2 Nothing in this agreement shall be construed as creating any type of exclusive relationship between the Parties. It is expressly understood that the Parties may have or create relationships with other OEMs, Software or Hardware Suppliers, Distributors, Systems Integrators and Resellers.

1.3 Nothing in this Agreement shall be construed to grant the Parties the right to make commitments of any kind for, or on behalf of, the other party without the prior written consent of the other party.

1.4 It is anticipated by the Parties that in most situations COMPAQ, in its role as a systems integrator, will act as the prime contractor for the end user project. All contacts with the customer with respect to a proposal for a project shall be the responsibility of COMPAQ, where COMPAQ is the prime contractor.

1.5 It is anticipated by the Parties that PARAGON's Software will be one element of the overall solution being proposed by COMPAQ to meet customer requirements.

1.6 Any and all costs, expenses, or liabilities of the Parties arising out of this Agreement, or its implementation shall be the responsibility of each party separately and individually. Neither party shall be liable or obligated to the other for any such cost, expense, or liability.

2.      PROPOSAL PREPARATION

2.1 Each of the Parties shall use commercially reasonable efforts to prepare a project proposal for presentation to the customer.

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


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                                                                   CONFIDENTIAL

2.2 PARAGON shall submit to COMPAQ all necessary product, technical, and business data concerning its proposed portion of the project. PARAGON shall make available appropriate personnel to provide reasonable assistance to COMPAQ in support of preparation of the proposal.

2.3 COMPAQ will identify PARAGON and PARAGON's products as a component of the overall solution being proposed.

2.4 Unless Customer requests otherwise, COMPAQ shall be responsible for any contract negotiations with the Customer and, subject to Customer approval, agrees to give PARAGON an opportunity to be present at meetings with the customer which may concern the PARAGON portion of the proposal.

3.      LICENSE

3.1 As of the date of this Agreement PARAGON grants to COMPAQ a worldwide, nonexclusive, [*] license for use of the Software as set out below.

        3.1.1 COMPAQ, its employees and agents may execute the Software and may load, copy or transmit the Software in whole or in part, for purposes of internal and customer evaluation, marketing and promotional activities subject to the terms and conditions of this Agreement. PARAGON will provide COMPAQ with up to [*] copies of the Software for each COMPAQ geography, not to exceed [*] copies on a total worldwide basis.

3.2 PARAGON hereby grants to COMPAQ the nonexclusive right to market and distribute the Software on a worldwide basis to Registered Accounts, pursuant to the terms of PARAGON's then current Software License and Maintenance Agreement, as provided by PARAGON with it's Software, a copy of the current version of which is attached hereto as Attachment B.

        3.2.1 PARAGON and COMPAQ recognize that in some situations a Registered Account may require or prefer that COMPAQ be the licensor of the Software. In those situations, PARAGON hereby grants to COMPAQ the nonexclusive right to market, distribute and sublicense the Software on a worldwide basis to Registered Accounts pursuant to the software licensing terms of the then current COMPAQ Agreement with the Registered Account.

3.3 COMPAQ may copy and use internally PARAGON's training materials for the Software.

3.4 COMPAQ may copy and use internally and externally PARAGON's marketing and promotional materials for the Software.

3.5 In order to have a qualified customer registered as a Registered Account COMPAQ shall submit an electronic mail message to Hoon Chung at PARAGON and Dinesh Maheshwary at COMPAQ, containing the name and address of the prospective customer. PARAGON shall have [*] business days to review the information submitted by COMPAQ and to inform COMPAQ in writing of its approval or rejection of the prospective customer as a Registered Account, such approval to not be unreasonably withheld. If PARAGON does not provide COMPAQ with written notification of acceptance or rejection within [*] business days COMPAQ may conclusively presume that the prospect has been accepted as a Registered Account by PARAGON. If PARAGON does not approve a prospective account for status as a Registered Account PARAGON will provide COMPAQ with information so that COMPAQ may determine why the prospective account was rejected. The Parties regional representatives shall meet on at least a quarterly basis to discuss the status of Registered Accounts and additional prospects.

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                                                   CONFIDENTIAL

4.      PURCHASING AND DELIVERY REQUIREMENTS

4.1 COMPAQ shall authorize shipments of the Software by issuing telex, facsimile, telephonic or electronic orders, or its then current written purchase order form ("Purchase Order"). TIME AND RATE OF SHIPMENT ARE OF THE ESSENCE FOR ALL PURCHASES MADE UNDER THIS AGREEMENT. No partial shipments of Software by PARAGON are authorized under this Agreement. All deliveries of Software shall be FOB destination. PARAGON shall pay all transportation and other charges, and shall bear all risk of loss during transit.

4.2 Each Purchase Order shall specify standard variable items such as item description, quantity, required delivery schedule, name of Registered Account, and total price.

4.3 COMPAQ may, [*], reschedule or cancel delivery of an individual Purchase Order, or portions thereof, upon at least [*] advance notice to PARAGON prior to COMPAQ's required delivery date.

5.      PRICES AND PAYMENT

5.1 List prices for the Software are established in ATTACHMENT A - PARAGON [*]PRODUCT/PRICE LIST.

        5.1.1 PARAGON reserves the right to modify or change the list price of any of the Software described on ATTACHMENT A., provided that COMPAQ is given ninety (90) days written advanced notice of any change that results in an increased net price to COMPAQ. Other pricing terms, including but not limited to, [*], the method of calculating the [*], or the method of determining net price to be paid to PARAGON by COMPAQ, can be modified or changed only upon the written agreement of PARAGON and COMPAQ.

5.2 For the term of this Agreement, COMPAQ shall, for all Software licensed and distributed by it under this Agreement, except for Software licensed and distributed to Registered Accounts in [*], be entitled to: (i) [*] or (ii) [*].

5.3 For the term of this Agreement, COMPAQ shall, for all Software licensed and distributed by it under this Agreement to a Registered Account in [*], be entitled to: (i) [*] or (ii) [*].

5.4 The parties acknowledge that major customer project opportunities may require the granting of [*] to COMPAQ, and agree to negotiate in good faith, on a case by case basis, [*] or special pricing for those opportunities.

5.3 COMPAQ shall pay for Software [*] from the date of receipt of an invoice from PARAGON.

6.      MARKETING, SALE AND SUPPORT OF SOFTWARE

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH
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                                                                   CONFIDENTIAL

6.1 COMPAQ may market the Software as it, in its sole opinion, deems most appropriate and will bear all expenses for its operations and staff.

6.2 PARAGON shall offer at least the same level of support and maintenance directly to COMPAQ's customers as is available to its other licensees. [*]

6.3 PARAGON shall provide COMPAQ, [*], the ability to enroll [*] of its employees in a regularly scheduled PARAGON technical or training programs, in order to assist COMPAQ in training its employees in the features, functions and use of the Software. Training for additional COMPAQ employees will be provided by PARAGON at its standard list prices for such training [*]. COMPAQ will be responsible for all customary travel expenses of its employees while they are enrolled in the PARAGON training programs.

6.4 The Parties shall develop a mutually agreed to plan for the joint marketing of the Software as part of a customer solution to be offered by COMPAQ. It is anticipated by the Parties that the marketing plan will cover areas such as joint marketing activities, participation in trade shows and events, and other joint advertising and promotional activities as the Parties deem appropriate. The Parties shall each appoint one or more liaisons, who shall be responsible for developing a plan for implementing the marketing activities described in this section.

6.5 The Parties will furnish each other with appropriate technical information for support and planning purposes, provided that each party reserves the right to determine the content and availability of such information.

7.      WARRANTIES

7.1 PARAGON warrants that it has the right to license the Software to COMPAQ in accordance with this Agreement and that it has the necessary rights, title, and licenses to allow COMPAQ to perform all rights contemplated by this Agreement.

7.2 PARAGON warrants that the Software is free from all liens or encumbrances.

7.3 PARAGON warrants that the Software does not infringe on any third party's patent, trademark, copyright, trade secret or other statutory or non-statutory proprietary right.

7.4 PARAGON warrants that for [*] from the date of delivery of the Software, all Software shall conform to its specifications in all respects and be free from defects in materials and workmanship.

7.5 PARAGON warrants that the Software will correctly process, calculate, compare and sequence date data within and between the twentieth and the twenty-first centuries, including leap year calculations.

7.6 In the event of a breach of any of the above warranties PARAGON shall, (i) repair or replace the nonconforming Software within [*] of notice of such condition; or (ii) if (i) is not reasonably feasible, [*].

7.7 THE FOREGOING WARRANTIES OF PARAGON ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                                                   CONFIDENTIAL


8.      INDEMNIFICATION

8.1 PARAGON will indemnify, hold harmless and defend COMPAQ and its customers from and against all loss, cost and expense, including court costs and attorney fees, resulting from claims that the Software or the use thereof permitted hereunder infringes upon any third party patent, trademark, copyright, trade secret or other statutory or non-statutory proprietary right, provided, however, that COMPAQ shall have given PARAGON written notification of such claim, suit, demand or action; that COMPAQ shall cooperate with PARAGON in the defense and settlement of the claims; and that PARAGON shall have control of the defense of such claim, suit, demand or action and the settlement or compromise thereof. Without limiting PARAGON's obligations as set forth above, PARAGON, upon request of COMPAQ, and at PARAGON's expense, shall either procure for COMPAQ and its customers the right to continue using the Software, or, if such is not possible, replace or modify the Software so that it becomes noninfringing but functionally equivalent, or [*].

9.      LIMITATION OF LIABILITY

9.1 IN NO EVENT SHALL THE PARTIES BE LIABLE TO EACH OTHER FOR ANY DAMAGES RESULTING FROM LOSS OF DATA, USE, OR LOST PROFITS, OR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES. THE PARTIES SHALL BE LIABLE FOR DIRECT DAMAGES [*]. THE FOREGOING LIMITATION SHALL NOT REDUCE PARAGON'S OBLIGATIONS UNDER SECTION 8.1, INTELLECTUAL PROPERTY INDEMNIFICATION. THESE LIMITATIONS WILL APPLY TO ANY FORM OF ACTION, WHETHER ARISING UNDER CONTRACT, STATUTE, TORT OR OTHERWISE.

10.     RIGHTS OF OWNERSHIP - SIMILAR PRODUCTS

10.1 Under this Agreement, PARAGON retains all rights, title and interest in and to the Software. PARAGON agrees to secure and maintain copyright protection of the Software in the name of PARAGON. COMPAQ agrees to maintain and include PARAGON's copyright notice as provided by PARAGON on all copies of the Software.

10.2 As between the Parties title to the Software and any and all other Software, trade secrets and other proprietary information of PARAGON and all copies of all or any portion thereof, all proprietary rights therein and thereto, and all related intellectual property rights, shall remain with PARAGON. COMPAQ shall reproduce and include in all permitted copies of the Software all proprietary rights notices or legends of PARAGON as they appear in the original from which copies were made. COMPAQ shall not remove, cover, alter, or obfuscate any copyright notices or other proprietary rights notices placed or embedded by PARAGON on or in the Software. COMPAQ shall not have a right to, and shall not, modify, translate, adapt or create derivative works based on any Software, or merge any Software into any other program or materials. COMPAQ agrees not to, directly or indirectly, decompile, disassemble, reverse engineer or otherwise attempt to discover the source code or underlying ideas or algorithms of any Software. COMPAQ shall not copy (except as otherwise permitted hereunder), rent, lease, distribute, assign, or otherwise transfer rights to any Software or use any Software for the benefit of a third party. PARAGON shall have no obligation to provide COMPAQ with a copy of, and COMPAQ acquires no rights of any kind with respect to, any source code. COMPAQ acknowledges that there are no circumstances under which COMPAQ is entitled to receive the source code of any Software.


* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                                                   CONFIDENTIAL


10.3 Any inventions, including any discoveries, or new technologies developed in connection with this Agreement ("Developments") shall remain the property of the originating party.

10.4 PARAGON understands that COMPAQ designs, develops and acquires hardware and software for use with its own computer system products, and that existing or planned hardware and software independently developed or acquired by COMPAQ may contain ideas and concepts similar to those contained in PARAGON's Software. PARAGON agrees that entering this Agreement shall not preclude COMPAQ in any way, from using such ideas and concepts to develop or acquire similar hardware or software for any purpose.

11.     TERM AND TERMINATION

11.1 This Agreement is effective for an initial term of one (1) year commencing on the effective date above, and will continue thereafter for additional one year renewal terms unless one party elects to exercise its' rights under paragraph 11.4 hereinbelow.

11.2 Either party may terminate this Agreement if the other party breaches any warranty or fails to perform any material obligation hereunder, and such breach is not remedied within thirty (30) days after written notice thereof to the party in default.

11.3 Either party may terminate this Agreement at any time if the other party shall become insolvent or make an assignment for the benefit of creditors, or if a receiver or similar officer shall be appointed to take charge of all, or part of, that party's assets.

11.4 Either party may terminate this Agreement at any time upon sixty (60) days written notice to the other party.

11.5 Warranties and indemnifications made by PARAGON shall survive any termination or expiration of this Agreement.

12.     CONFIDENTIAL INFORMATION

12.1 COMPAQ acknowledges that the Software contains valuable trade secrets that PARAGON considers to be confidential and COMPAQ agrees to use the same degree of care, but no less than reasonable care, to protect the Software that it uses to protect its' own proprietary trade secret information from unauthorized disclosure.

13.     GENERAL

13.1 This Agreement shall be governed by the laws of the State of New York, exclusive of its conflict of laws statute. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

13.2 The Parties shall not issue a news release, public announcement, advertisement, or any other form of publicity concerning this Agreement, or their efforts in connection with this Agreement, without mutual written approval.

13.3    Notices under this Agreement shall be addressed to

        COMPAQ at
        Compaq Computer Corporation

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                                                                   CONFIDENTIAL


        Services Division
        40 Old Bolton Road
        Stow, MA 01775
        Attn: [*]

        with a copy to:
        Compaq Computer Corporation
        40 Old Bolton Road
        Stow, MA 01775
        Attn: [*]

        and to PARAGON at:
        Paragon Management Systems, Inc.
        Attn: Stephanie Hamilton
        5933 West Century Blvd., 12th Floor
        Los Angeles, CA 90045

        All notices shall be sent by registered or certified mail, postage prepaid return receipt requested. The date of receipt shall be deemed to be the date on which such notice was actually received.

13.4 Neither party shall assign this Agreement or any rights or obligations under it without the prior written consent of the other party except that PARAGON shall have the unrestricted right to assign or transfer this Agreement or any interest herein (including rights and duties of performance) in connection with the sale or transfer of any portion of PARAGON's business (including to any corporation owning, owned by or affiliated with PARAGON), or the combination of any of PARAGON's business with any other business (including with any corporation owning, owned by or affiliated with PARAGON), in connection with PARAGON's interest in the Software. PARAGON may not assign this agreement to any nonaffiliated third party without the prior written approval of COMPAQ.

13.5 Neither party shall be liable for any failure to perform its obligations under this Agreement if prevented from doing so by a cause or causes beyond its reasonable control. Without limiting the generality of the foregoing, such causes include Acts of God, or the public enemy, fire, floods, storms, earthquake, riots, strikes, lockouts, wars or war operations, restraints of government or other cause or causes which could not with reasonable diligence be controlled or prevented.

13.6 Failure by either party to enforce any provision of this Agreement shall not be deemed a waiver of that provision or any other provision of this Agreement.

13.7 If any provision of this Agreement is held illegal or unenforceable by any court of competent jurisdiction, such provision shall be deemed separable from the remaining provisions of this Agreement and shall not effect or impair the validity or enforceability of the remaining provisions of this Agreement.

13.8 This Agreement contains the entire agreement of the Parties and supersedes any previous understanding or agreement related to this specific Agreement, whether written or oral. All changes or modifications to this Agreement must be agreed to in writing by the Parties. The Parties acknowledge that other agreements between them, currently existing, or to be agreed to in the future, may contain provisions different from those contained in this Agreement. Nothing in this Agreement is to be considered as modifying, or to supersede in any manner, the terms, conditions or provisions of those existing or future separate agreements between the Parties.

13.9 The Parties acknowledge that they have read this Agreement, understand it and agree to be bound by its terms and further agree that it is the complete and exclusive statement of the Agreement


* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                                                   CONFIDENTIAL


        between the Parties which supersedes all communications and understandings between the Parties relating to the subject matter of the Agreement.

COMPAQ COMPUTER CORPORATION                PARAGON MANAGEMENT SYSTEMS, INC.

[Illegible]                                [Illegible]
----------------------------------         -----------------------------------
Authorized Signature                       Authorized Signature



[*]                                        K. CYRUS HADAVI
----------------------------------         -----------------------------------
Name                                       Name



[*]                                        CEO
----------------------------------         -----------------------------------
Title                                      Title



October 26, 1999                           October 22, 1999
----------------------------------         -----------------------------------
Date                                       Date


* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                                                   CONFIDENTIAL


ATTACHMENT A - PARAGON [*] PRODUCT/PRICE LIST


* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                                                   CONFIDENTIAL


                                                                    ATTACHMENT A


                    PARAGON CONFIDENTIAL EFFECTIVE MAY 1998


                 CONFIDENTIAL PARAGON [*] PRICE LIST

                   ------------------------------------------------    ------------------------------------------------
                                   [*]                                                       [*]
-------------------------------------------------------------------    ------------------------------------------------
Number of
Users                                                               [*]
-----------------------------------------------------------------------------------------------------------------------
Price per
additional
user                                                                [*]
-----------------------------------------------------------------------------------------------------------------------
Price                                                               [*]
-----------------------------------------------------------------------------------------------------------------------
Price per
additional
Facility                                                            [*]
-----------------------------------------------------------------------------------------------------------------------
Price per
additional
Node                                                                [*]
-----------------------------------------------------------------------------------------------------------------------


                   ------------------------------------------------    ------------------------------------------------
                                   [*]                                                       [*]
-------------------------------------------------------------------    ------------------------------------------------
Number of
Users                                                               [*]
-----------------------------------------------------------------------------------------------------------------------
Price per
additional
user                                                                [*]
-----------------------------------------------------------------------------------------------------------------------
Price                                                               [*]
-----------------------------------------------------------------------------------------------------------------------
Price per
additional
Facility                                                            [*]
-----------------------------------------------------------------------------------------------------------------------
Price per
additional
Node                                                                [*]
-----------------------------------------------------------------------------------------------------------------------


                   -----------------------------------------------------------------
                                                 [*]
------------------------------------------------------------------------------------
Number of
Users                                            [*]
------------------------------------------------------------------------------------
Price per
additional
user                                             [*]
------------------------------------------------------------------------------------
Price                                            [*]
------------------------------------------------------------------------------------
Price per
additional
Facility                                         [*]
------------------------------------------------------------------------------------
Price per
additional
Node                                             [*]
------------------------------------------------------------------------------------


Definitions and terms:

1. All prices are in US dollars and multiplied by $1000 US dollars. Prices are FOB Los Angeles. Distributors would pay all taxes.
2.   User implies concurrent user. [*].
3.   Node is one or more facilities as represented in the [*].
4. Facility is a single manufacturing unit, production unit, assembly unit, storage unit, or distribution unit that is a separate entity.
5.   A site may include a number of Facilities.
6.   [*]
7.   Annual software maintenance fee is [*] of the list price.
8. Maintenance fee includes free software upgrade, error correction and customer support.
9. Maintenance fee for the first year must be paid with the purchase of the product. Maintenance period starts the day after the license agreement is signed.
10.  [*]
12. Distributors are responsible for the first line customer support, installation, and all contract related issues unless agreed previously.
13.  All prices are valid for [*].
14.  All [*] are subject to Paragon Management Systems approval.
15.  Prices are based on the unlimited model size and memory usage.
16.  Each additional Node and Facility includes one user.
19.  [*]
20.  [*]
30.  [*]
31.  These prices are [*].
32.  Each additional copy may be installed on new computers.
33.  Corporate rates are calculated based on [*].
34. [*] is calculated based on the no. of nodes, facilities, and users needed to operate today.
35.  [*] is calculated based on [*].
36.  The [*] is calculated at [*].
37. Planning clients are the planning agents that can access to the planning engines such as [*] for report writing and remote planning.
38.  Integration for Oracle, MFG/PRO, and SAP are a one copy fee of [*].
38. Paragon Communication Software includes ODBC and Paragon Integration tools. The price for PCS is [*].
39. Paragon [*] is our [*] Demand Management capability and it is sold based on [*] and it requires a separate copy of SCP [*].


* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                                             CONFIDENTIAL
ATTACHMENT B - PARAGON END USER LICENSE AGREEMENT

          [LOGO]                                                    ATTACHMENT B


                           SOFTWARE LICENSE AGREEMENT
                                                    REV. 05/05/98


     This SOFTWARE LICENSE AGREEMENT is entered into this _____ day of_____, 1999 by and between PARAGON MANAGEMENT SYSTEMS, INC., a California corporation located at 5933 Century Boulevard, Suite 1220, Los Angeles, California 90045 ("Paragon"), and ________________________________________________located at
___________________________________("Licensee").

1.      DEFINITIONS

        1.1. "INCLUDES"; "INCLUDING". Except where followed directly by the word "only", the terms "includes" or "including" shall mean "includes, but is not limited to" and "including, but not limited to" respectively, it being the intention of the parties that any listing following thereafter is illustrative and not exclusive or exhaustive.

        1.2. "SOFTWARE". The term "Software" shall mean the computer software programs of Paragon identified in Exhibit "A" attached hereto and incorporated herein in object code form only, and any versions of such programs which are provided to Licensee subsequent to the Effective Date (as defined below).

        1.3. "DOCUMENTATION". The term "Documentation" shall mean the operator and user manuals, training manuals, guides specifications and other documentation customarily supplied by Paragon with the Software to licensees.

        1.4. "PRODUCTS". The term "Products" shall mean the Software, the Documentation and any other materials provided to Licensee by Paragon hereunder. The plural term "Products" is used even though there may be only one Product licensed hereunder.

        1.5. "FACILITY". The term "Facility" shall mean a single unit or business activity of a business entity, which unit or business activity may be a manufacturing unit, production unit, assembly unit, storage unit or distribution unit. There may be more than one Facility within a single business entity, and there may be more than one Facility within a single site of a business entity.

        1.6. "LICENSED FACILITY". The term "Licensed Facility" shall mean a Facility as to which Licensee has licensed a Product hereunder.

        1.7. "DESIGNATED COMPUTER". The term "Designated Computer" shall mean the computer system owned by, or leased exclusively to, Licensee and operated by Licensee at Licensee's premises, designated on Exhibit "B" attached hereto and incorporated herein by this reference.

        1.8. "EFFECTIVE DATE". The term "Effective Date" shall mean the date first set forth above which, upon execution of this Agreement by both parties, shall be the effective date of this Agreement.

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                                                             CONFIDENTIAL

        1.9. "NEW RELEASE". The term "New Release" shall mean a new version of a Product prepared to incorporate one or more of the following: (i) improvement of speed, performance, capacity, ease of use or other aspects of a Product; (ii) correction of Nonconformities in the Software; (iii) the addition and/or deletion of features and/or functionality; or (iv) revision of a Product as necessary or desirable for the Product to operate with any upgraded versions of, or replacements for, any operating system.

        1.10. "CORRECTED VERSION". The term "Corrected Version" shall mean a version of the Software prepared primarily for the purpose of correcting Nonconformities where it is undesirable or impractical to delay the correction of such Nonconformities until the next New Release.

        1.11. OTHER TERMS. The following other terms are defined in the Sections cited:

                "CESSATION" - Section 15.2
                "CONFIDENTIAL INFORMATION" - Section 10.
                "NONCONFORMITY" - Section 14.1.1.
                "WARRANTY PERIOD" - Section 14.1.1.

2.      THIRD PARTY SOFTWARE

        Licensee shall be solely responsible for obtaining, installing and maintaining any third party software necessary for, or useful in, the operation of the Products licensed by Licensee hereunder, at Licensee's sole expense. Paragon has identified all necessary and recommended third party software in Exhibit "A".

3.      LICENSE AND TERM AGREEMENT

        3.1. LICENSE. Subject to the terms and conditions set forth herein, Paragon hereby grants to Licensee a nonexclusive, nontransferable, nonsublicensable license to use the Products during the terms of this Agreement, on the Designated Computers located at the Licensed Facility or Licensed Facilities identified in Exhibit "B" and only for the number of concurrent users identified in Exhibit "B", and only for Licensee's internal data processing purposes. Licensee may use the Products on a different computer or at a different Facility during a temporary emergency, provided that; (i) such use is under the control of Licensee; and (ii) such use continues only so long as is reasonably necessary to accommodate the emergency conditions (and in no event longer than [*]). Licensee assumes full responsibility for the management, supervision and control of the Products, and shall assure that all personnel using the Products are suitably qualified and trained for such use.

        3.2. ADDITION OF LICENSED FACILITIES. In the event that Licensee desires to add an additional Licensed Facility under this Agreement, Licensee may do so by notifying Paragon and paying to Paragon the current list price for the license fee for the number of authorized concurrent users at such new Licensed Facility.

        3.3. ADDITION OF CONCURRENT USERS AT EXISTING LICENSED FACILITY. In the event that Licensee desires to add additional concurrent users at a then-existing Licensed Facility, Licensee may do so by notifying Paragon and paying to Paragon the difference between the current list price for the increased number of users and the original price paid for the lower number of users at such existing Licensed Facility.

        3.4. BACK-UP AND ARCHIVAL COPIES. Licensee shall have the right to make a reasonable number of copies for back-up purposes, provided that no such backup copies are used for any other purpose, and further provided that the use of back-up copies does not have the effect of increasing the number of permitted concurrent users. In addition, Licensee shall be permitted to make archival copies as part of a regular program of computer system data archiving, provided that such copies are used only for archival purposes or emergency purposes, and further provided that the use of archival copies does not increase the number of permitted concurrent users.

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     3.5. DOCUMENTATION.  Licensee may make such copies of the Documentation as are reasonably necessary for its internal use of the Products by the permitted number of simultaneous users, but may not make copies of the Documentation for any other purpose.

     3.6. NO SERVICE BUREAU USE. Licensee shall not, under any circumstances, use or permit the use of the Software in or on any service bureau, time-sharing or in any situation where the computer system on which the Software is installed may be accessed by any party other than Licensee.

4.   LICENSE FEES

     4.1. LICENSE FEES. Licensee shall pay Paragon the license fees set forth in Exhibit "C" for the Products licensed, at the Licensed Facilities and for the authorized number of concurrent users listed in Exhibit "B", payable upon execution of this agreement.

     4.2. MAINTENANCE FEES. In consideration of the software and services provided hereunder, Licensee shall pay Paragon the annual maintenance fees set forth in Exhibit "C" as adjusted for the number of Licensed Facilities and Concurrent Users set forth therin. Such payments shall be made in full [*]. Paragon may increase the annual maintenance fees in connection with any renewal of the term of this Agreement. Paragon shall give Licensee written notice of any increase in maintenance fees at least [*] prior to the renewal date on which such increase is to take effect.

     4.3. FEES FOR UNNECESSARY USE OF TECHNICAL SUPPORT. Paragon shall have the right to charge additional maintenance fees at Paragon's then-current rates for excessive time spent providing technical support to Licensee's personnel with respect to basic questions or problems that could have been readily resolved by consultation of the Documentation, or with respect to matters which are not directly related to the operation of a Product.

     4.4. Not Used

     4.5. TAXES. Licensee shall be solely responsible for all sales, use, withholding property or other taxes applicable to the license granted pursuant to this Agreement, other than taxes based on Paragon's U.S. net income.

     4.6. LATE PAYMENTS. All payments to Vendor will be made in United States dollars. Amounts outstanding over [*] may be assessed interest at a rate equal to the lesser of [*] or the maximum rate allowed by law, and such accrual of interest will be in addition, and not in limitation of, any other rights or remedies which Paragon may have under this Agreement or at law or in equity. In the event that any interest has accrued, all amounts paid by Licensee will be credited first against such unpaid interest.

5.   DELIVERY AND INSTALLATION

     5.1. DELIVERY. After receipt of payment of the initial license fee set forth in Exhibit "C" from Licensee, Paragon shall deliver the Products to Licensee's Licensed Facility.

     5.2. INSTALLATION. Licensee shall be solely responsible for installation of the Software on each Designated Computer at each Licensed Facility.

6.   NOT USED

7.   MAINTENANCE

     7.1. SUPPORT PERIOD. The "Support Period" commences upon the Effective Date and shall continue until the first anniversary of the Effective Date. Licensee may renew the Support Period for one or


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more additional one-year terms by giving notice of renewal not later than [*]
before the expiration of the then-current term and paying the renewal fee as set forth in Section 4.2.

     7.2. MAINTENANCE. During the Support Period, Paragon shall (i) provide to Licensee reasonable telephone, facsimile or written consultation concerning the use and operation of the Software during [*] and (ii) use reasonable diligence to correct verifiable and reproducible Nonconformities on a timely basis. Should any significant Nonconformity be detected by either Licensee or Paragon, Paragon shall endeavor to either correct such Nonconformity, or provide a reasonable workaround, within [*]. Paragon shall endeavor to provide Corrected Versions on a timely basis in light of the severity of the Nonconformities existing at any particular time and the anticipated release of the next New Release. Licensee understands and acknowledges that Nonconformity corrections may be cumulative, and if Licensee fails to implement any Nonconformity correction, Corrected Version or New Release delivered by Paragon, subsequent Nonconformity corrections, Corrected Versions or New Releases may not be effective.

     7.3. NEW RELEASES. Each New Release which Paragon releases to its customers during the Support Period shall be provided to Licensee [*]. Licensee understands and acknowledges that New Releases may be cumulative, and if Licensee fails to implement any New Release delivered by Paragon, subsequent New Releases may not be effective. Paragon shall deliver such New Release or Corrected Version to Licensee at each Licensed Facility authorized to use the Product underlying the New Release. Each New Release delivered to Licensee shall be subject to all of the rights, obligations, terms and conditions of the License Agreement upon delivery.

     7.4. NO PARAGON OBLIGATION AS TO HARDWARE OR OTHER SOFTWARE. Paragon shall not have any obligation to Licensee to provide maintenance or technical support for any hardware or to any software other than the Software provided by Paragon hereunder. Without limiting the generality of the foregoing, Paragon shall have no maintenance or technical support obligation to Licensee for operating systems, third party databases and related software, client/server tools, networks, printers, personal computers, terminal emulation software, communications packages or any hardware, whether or not purchased from Paragon. The foregoing shall not be construed to relieve Paragon of responsibility for any incompatibility or operational problem between the Software and any hardware or other software where the specifications of or documentation for the Software state that the Software is compatible or will operate with such hardware or other software.

     7.5. EXCLUSIONS FROM MAINTENANCE AND TECHNICAL SUPPORT. The following are excluded from Paragon's obligations under this Agreement, and Paragon shall have no obligations to Licensee with respect to:

        (a) Any problem with a Product resulting from the misuse, improper use or alteration of the Product or any portion thereof, or from the failure to use the Product in accordance with the Documentation and any instructions given by Paragon technical personnel;

        (b)     Any problem caused by modifications not provided by Paragon;

        (c) Any problem resulting from the combination of a Product with other software programs or programming not provided by Paragon and not expressly identified by Paragon as being compatible with the Product;

        (d) Any problem arising with respect to the use of a version of a Product other than the most current New Release, where such problem was corrected in a version subsequent to the version Licensee is then using and the subsequent version was made available to Licensee; and

        (e) Any problem relating to the sufficiency, installation or maintenance (or lack thereof) of any equipment, telecommunications lines, communications interfaces or other hardware necessary to operate a Product or used by Licensee in the operation of a Product.


* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH
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                                                                   CONFIDENTIAL

        7.6 TERMINATION BY PARAGON FOR FAILURE TO IMPLEMENT NEW RELEASES. Paragon shall have the right to terminate the Support Period in the event that Licensee does not implement any New Release within [*] after such New Release is delivered to Licensee, except in the case where Licensee does not accept such New Release in accordance with Section 7.3 above. Such termination shall be effected by giving Licensee [*] written notice of termination, and if Licensee does not implement the New Release within such [*], this Agreement shall terminate.

8.      EXPENSES

        Except as expressly set forth herein, each party shall bear all expenses incurred by such party in connection with its performance hereunder. In no event shall either party incur any expense whatsoever on behalf of the other party without first having received written authorization from such other party.

9.      NOT USED

10.     TERM; TERMINATION

        10.1. TERM OF AGREEMENT. This Agreement shall become effective on the Effective Date and shall remain in force until terminated by either party pursuant to the terms and conditions set forth in this Section 10.

        10.2. TERMINATION FOR CAUSE. Either party may terminate this Agreement at any time in the event that the other party materially fails to perform any of its material obligations hereunder. Such termination shall be effected by giving [*] written notice of termination to the other party stating in reasonable detail the asserted failure. If before the end of the [*] notice period the party against whom such failure was asserted cures the asserted failure, then the notice of termination shall be void and this Agreement shall continue in force. (Termination shall be immediate if it is due to a breach of Section 11).

        10.3. TERMINATION WITHOUT CAUSE BY LICENSEE. Licensee may terminate this Agreement without cause at any time by giving [*] written notice of termination to Paragon, but such termination shall not entitle Licensee to a refund of any fees paid under this Agreement, nor shall it relieve Licensee of the obligation to pay any fees which were due and payable as of the date on which notice of termination was given.

        10.4. EFFECT OF TERMINATION. On or before the effective date of any termination of this Agreement for any reason whatsoever, Licensee shall: (i) cease all use of the Products; (ii) remove all copies of the Software from its computers; (iii) return to Paragon all Documentation and any other materials provided by Paragon, and all copies thereof; and (iv) deliver a certificate to Paragon certifying Licensee's compliance with the foregoing. Except as expressly set forth, no termination of this Agreement shall relieve Licensee of any obligation for amounts due to Paragon as of the effective date of termination.

        10.5.   SURVIVAL. The rights and obligations set forth in Sections 4.5,
4.6 10.4 and Sections 11 through 18 shall survive any termination of this Agreement for any reason whatsoever.

11.     CONFIDENTIALITY

        11.1 CONFIDENTIAL INFORMATION. For purposes of this Agreement, "Confidential Information" shall mean any information, whether or not owned or developed by the disclosing party, which the receiving party may obtain knowledge of through or as a result of the relationship established hereunder with the disclosing party, access to the disclosing party's premises, or communications with the disclosing party's employees or independent contractors. "Confidential Information" includes, but is not limited to information about the disclosing party's finances, operations and maintenance, algorithms, trade secrets, computer programs, design, technology, ideas, know-how, processes, formulas, compositions, data, techniques, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, call tracking tables, problem resolution data, customer history tables, maintenance contract tables, other customer information and other information concerning the disclosing party's actual or anticipated business, research or development, or which is received in confidence by or for


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the Company from any other person. Confidential Information also includes any information which the disclosing party obtains from any third party which the disclosing party treats as proprietary or designates as Confidential Information. Confidential Information shall not include information that (i) is known by the receiving party at the time of receipt from the disclosing party and which is not subject to any other non-disclosure agreement between the parties; (ii) is now, or hereafter becomes, generally known to the industry through no fault of the receiving party, or which is later intentionally published or generally disclosed to the public by the disclosing party; or (iii) is otherwise lawfully and independently developed by the receiving party, or is lawfully acquired from a third party without any obligation of confidentiality. The receiving party shall bear the burden of showing that any of the foregoing exclusions applies to any information or materials. The parties acknowledge that any disclosure or unauthorized use of Confidential Information will constitute a material breach of this Agreement and cause substantial harm to the disclosing party for which damages would not be a fully adequate remedy, and, therefore, in the event of any such breach, in addition to other available remedies, the disclosing party shall have the right to obtain injunctive relief.

        11.2. NO USE OR DISCLOSURE. Each party agrees to hold in confidence, not to use and not to disclose or reveal to any person or entity the Confidential Information received hereunder without the clear and express prior written consent of a duly authorized representative of the disclosing party. Each party agrees that it shall only be permitted to use the other party's Confidential Information to the limited extent necessary to fulfill its obligations under this Agreement.

        11.3. LEGALLY REQUIRED DISCLOSURE. In the event a receiving party hereto is directed to disclose any portion of a disclosing party's Confidential Information or any other materials proprietary to the disclosing party in conjunction with a judicial proceeding or arbitration or pursuant to any other legal order or requirement, such receiving party shall immediately notify the disclosing party both orally and in writing, and shall provide reasonable cooperation to the disclosing party should the disclosing party seek a protective order or other relief with respect to the directed disclosure.

12.     NONSOLICITATION

        Each party agrees that it will not, during the term of this Agreement and for a period of [*] thereafter, directly or indirectly solicit, interfere with, or entice away from the other party any employee or independent contractor of such other party, or attempt to do so.

13.     OWNERSHIP; PROPRIETARY RIGHTS

        13.1 PARAGON. As between the parties title to the Products and any and all other products, trade secrets and other proprietary information of Paragon and all copies of all or any portion thereof, all proprietary rights therein and thereto, and all related intellectual property rights, shall remain with Paragon. Licensee shall reproduce and include in all permitted copies of the Products all proprietary rights notices or legends of Paragon as they appear in the original from which the copies were made. Licensee shall not remove, cover, alter, or obfuscate any copyright notices or other proprietary rights notices placed or embedded by Paragon on or in the Products. Licensee shall not have a right to, and shall not, modify, translate, adapt or create derivative works based on any Product, or merge any Product into any other program or materials. Licensee agrees not to, directly or indirectly, decompile, disassemble, reverse engineer or otherwise attempt to discover the source code or underlying ideas or algorithms of any Product. License shall not copy (except as otherwise permitted hereunder), rent, lease, distribute, assign, or otherwise transfer rights to any Product or use any Product for the benefit of a third party. Paragon shall have no obligation to provide Licensee with a copy of, and Licensee acquires no rights of any kind with respect to, any source code. Licensee acknowledges that there are no circumstances under which Licensee is entitled to receive the source code of any Product, except as set forth in
Section 9 above.

        13.2. LICENSEE. Nothing in this Agreement shall be construed as giving Paragon any ownership interest of any kind whatsoever in, or any right to use, any data of Licensee.

14.     TECHNICAL DISABLING MEASURES


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        Licensee understands and acknowledges that Paragon may have included instructions within the Software that will make the Software inaccessible without an authorized password or will render the Software inoperative in unauthorized use (including unauthorized copies), and that the Software may become inoperative in the event any attempt is made to disable these instructions. Licensee agrees that it will not make, nor will it permit any other person to make, any attempts, either direct or indirect, to disable, circumvent or otherwise render ineffective these instructions. In the event that the Software becomes inoperative as a result of a violation of this
Section 14, Paragon's warranties set forth in this Agreement will be void with respect to the Software and product affected, and Paragon shall be under no obligation to restore the operability of the Software or to provide Licensee with an operable copy of the Software.

15.     PARAGON REPRESENTATIONS AND WARRANTIES; DISCLAIMERS; LIMITATIONS OF
        LIABILITY

        15.1    PRODUCT OPERATION.

                15.1.1. WARRANTY. As used herein, the term "Nonconformity" shall mean [*]. For a period of [*] commencing upon the Effective
Date (the "Warranty Period"), Paragon represents and warrants to Licensee only that the Products as delivered to Licensee are or will be free from any Nonconformities, and will operate substantially in conformance with the Documentation when used in full compliance with the instructions in the Documentation.

                15.1.2. CORRECTION AND REMEDIES. Should any reproducible Nonconformity be detected at any time during the Warranty Period, Paragon shall, at its sole expense, either (i) correct such Nonconformity within a reasonable time after Licensee gives detailed written notice of such Nonconformity to Paragon, or (ii) provide a reasonable workaround. In the event that Licensee discovers any apparent Nonconformity, Licensee shall notify Paragon in writing, specifying the nature of the claimed Nonconformity and the conditions in which it arises in sufficient detail for Paragon to reproduce the Nonconformity. Licensee agrees to give Paragon reasonable cooperation, and reasonable access to Licensee's data and/or computer system, in connection with Paragon's reproduction of the Nonconformity and correction thereof. If Paragon is unable to, or otherwise does not, correct the Nonconformity or provide a workaround within a reasonable time, then Licensee may, as its sole remedy and Paragon's sole liability, terminate this Agreement in accordance with Sections 10.2 and 10.4 above [*].

        15.2. WARRANTY VOID. The representations and warranties set forth in Section 15.1.1 above shall be void if Licensee makes any attempt to, or does: (i) modify any Product; (ii) access the Software from unauthorized workstations or computers; (iii) defeat any technical protection measures embedded in the Software; or (iv) use any Product in any other unauthorized manner.

        15.4.   DISCLAIMERS. EXCEPT FOR THE WARRANTIES SET FORTH IN
SECTION 15.1.1 ABOVE, PARAGON MAKES NO WARRANTIES, EXPRESS, IMPLIED OR OTHERWISE, WITH RESPECT TO THE PRODUCTS OR ANY SERVICES, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. PARAGON ALSO MAKES NO WARRANTIES REGARDING NON-INTERRUPTION OF USE OR FREEDOM FROM
BUGS. LICENSEE WILL NOT MAKE ANY WARRANTIES, EXPRESS OR IMPLIED ON BEHALF OF PARAGON TO ANY THIRD PARTY RELATING TO THE PRODUCTS OR ANY SERVICES. FURTHERMORE LICENSEE SHALL NOT HAVE THE RIGHT TO PASS THROUGH ANY WARRANTIES MADE HEREUNDER.

        15.5. NO COMBINATION CLAIMS. Notwithstanding anything to the contrary contained in this Agreement, Paragon shall not be liable to Licensee for any claim of any kind arising from or based upon the combination, operation or use of any Product with any other equipment, data or programming not supplied or


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specified by Paragon, or arising from problems peculiar to Licensee's computer system configuration, or arising from any alteration or modification of any Product not performed by Paragon.

        15.6. LIMITATIONS OF LIABILITY; EXCLUSION OF CERTAIN DAMAGES. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, PARAGON WILL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY (I) FOR ANY AMOUNTS IN EXCESS, IN THE AGGREGATE, OF [*] OR (II) FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST DATA OR (III) FOR COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES OR (IV) FOR LOSS OR CORRUPTION OF DATA INTERRUPTION OF USE. THIS SECTION DOES NOT LIMIT LIABILITY FOR BODILY INJURY OF A PERSON.

16.     INDEMNIFICATION

        16.1 INDEMNIFICATION BY PARAGON. If any alleged infringement of a U.S. patent, copyright, trademark or misappropriation of a trade secret is asserted by a third party against Licensee based upon its use of the Products, Paragon will indemnify Licensee against any amounts finally awarded by a court or in a settlement to such party (and reasonable attorneys' fees in connections therewith), provided that Paragon shall have received from Licensee notice of said claim within [*] of the assertion thereof; further provided that Paragon shall have the exclusive right, if it so chooses, to control and direct the investigation, defense, or settlement of such claims; and further provided that Paragon shall receive the complete cooperation and assistance of Licensee. In the event an infringement is determined or, if required by settlement, Paragon may substitute for a Product a substantially similar product, or, alternatively, Paragon may procure for Licensee the right to continue using the Product. THE FOREGOING IS IN LIEU OF ANY WARRANTIES OF NONINFRINGEMENT, WHICH ARE HEREBY DISCLAIMED.

        16.2 CORRECTION AND REMEDIES. In the event that any Product is, or in the reasonable judgment of Paragon is likely to become, the subject of any legal action based upon a claim of infringement, Paragon may demand that Licensee cease to use such Product until and unless there is a final judgment or other final resolution establishing Paragon's right to continue using the Product. In the event that Licensee ceases to use the Product as a result of any legal action or threatened legal action upon Paragon's demand (a "Cessation"), Paragon shall (i) modify the Product, (ii) procure the right for Licensee to use the Product, or (iii) provide Licensee with functionally equivalent software to use in place of the Product. In the event that Paragon is not able to achieve any of the foregoing in a commercially reasonable manner or at a commercially reasonable cost, in Paragon's reasonable discretion, then except for Paragon's indemnification obligation provided in Section 16.1 above, Licensee's sole remedy, and Paragon's sole liability, with respect to a Cessation and/or with respect to any infringement by a Product, shall be to terminate this Agreement in accordance with Sections 10.2 and 10.4 above [*].

        16.3 INDEMNIFICATION BY LICENSEE. Paragon shall not be liable for, and Licensee, at its sole expense, will defend, indemnify and hold Paragon harmless from and with respect to, any loss or damage (including reasonable attorneys' fees and costs) incurred in connection with, any suit or proceeding brought by a third party against Paragon insofar as such suit or proceeding shall be based upon:

                (i) any claim incident to an infringement not resulting primarily from the Products (including any claim under any theory of product liability with respect to any product of Licensee or any component thereof);

                (ii) any claim with respect to the use of the Products not strictly in accordance with this Agreement;


* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED WITH
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       (iii)    any claim arising out of or relating to any act or omission of
       Licensee;

       (iv) any claim with respect to the Products or portions or components thereof modified after shipment by Paragon to the extent the alleged infringement results from such modification, or combined with other products, processes or materials; or

       (v) any claim where the allegedly infringing activity continues after Licensee is notified thereof or informed of modifications that would have avoided the alleged infringement,

provided Paragon gives Licensee prompt written notice of any such claim and provides Licensee such reasonable cooperation and assistance as Licensee may request from time to time in the defense thereof. Licensee shall pay any damages and costs assessed against Paragon (or paid or payable by Paragon pursuant to a settlement agreement) in connection with such a suit or proceeding, provided Paragon has given Licensee prompt written notice of such claim.

17.  NOTICES

     Except as specifically provided herein, all notices required hereunder shall be in writing and shall be given by: (i) personal delivery, in which case notice shall be deemed effective upon personal delivery; or (ii) national overnight courier service, in which case notice shall be deemed effective one (1) business day following deposit with the national overnight courier service; or (iii) U.S. mail, certified or registered, postage prepaid, return receipt requested, in which case notice shall be deemed effective three (3) days following deposit in the U.S. mail. The addresses for giving notice shall be the parties' respective addresses first set forth above, or any other address as shall be specified by a party in a written notice to the other party.

18.  MISCELLANEOUS

     18.1. ENTIRE AGREEMENT. This Agreement (including all the exhibits hereto) constitutes the entire understanding and agreement between the parties hereto and supersedes any and all prior or contemporaneous representations, understandings and agreements between Licensee and Paragon with respect to the subject matter hereof. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by an officer of Paragon and by Licensee.

     18.2. AMENDMENTS. All amendments or modifications of this Agreement shall be binding upon the parties so long as the same shall be in writing and executed by the parties hereto in accordance with the other terms of this Agreement regarding modifications.

     18.3. WAIVER. No waiver of any provision of the Agreement or any rights or obligations of either party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

     18.4. PARAGON RIGHT TO PUBLICLY IDENTIFY LICENSEE AS USER. Paragon shall have the right to make reasonable reference to Licensee as a user of the Products in communications between Paragon and individual customers or potential customers and in public communications such as advertising, promotional materials and press releases.

     18.5. COOPERATION AND ASSISTANCE. Licensee agrees to give Paragon reasonable cooperation, and reasonable access to Licensee's data and/or computer system, in connection with Paragon's performance of its obligations under this Agreement. Without limiting the generality of the foregoing, Licensee will furnish to Paragon upon Paragon's reasonable request: (i) listings of output and any other data that Paragon may require or request in order to reproduce any problem and the operating conditions under which such problem occurred;

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                                                             CONFIDENTIAL

and (ii) information concerning Licensee's use of a Product and concerning Licensee's operating, manufacturing and user environment.

     18.6. NO ASSIGNMENT BY LICENSEE. Licensee may not assign or transfer this Agreement or any of his/her rights, duties or obligations hereunder and this Agreement may not be involuntarily assigned or assigned by operation of law, without the prior written consent of Paragon, which consent may be granted or withheld by Paragon in its sole discretion. The sale or transfer of any portion of Licensee's business (including to any corporation owning, owned by or affiliated with Licensee), or the combination of any of Licensee's business with any other business (including with any corporation owning, owned by or affiliated with Licensee), shall be considered an assignment for purposes of this Agreement and subject to the prohibition set forth in this Section 18.6. Any attempted assignment without such consent shall be null and void. Paragon shall have the unrestricted right to assign or transfer this Agreement or any interest herein (including rights and duties of performance). This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective legal successors and permitted assigns.

     18.7. INDEPENDENT PARTIES. Nothing contained herein shall be deemed to create or construed as creating a joint venture or partnership between Licensee and Paragon. Neither party is, by virtue of this Agreement or otherwise, authorized as an agent or legal representative of the other party. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party or to bind such other party in any manner. Further, it is not the intention of this Agreement or of the parties hereto to confer a third party beneficiary right of action upon any third party or entity whatsoever, and nothing set forth in this Agreement shall be construed so as to confer upon any third party or entity other than the parties hereto a right of action under this Agreement or in any manner whatsoever.

     18.8. SEVERABILITY OF PROVISIONS. In the event that any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable, and shall be enforced, according to its terms.

     18.9. FORCE MAJEURE. No party hereto shall be deemed in default if its performance or obligations hereunder are delayed or become impossible or impracticable by reason of any act of God, war, fire, earthquake, labor dispute, accident, civil commotion, epidemic, act of government or government agency or officers, or any other cause beyond such party's control.

     18.10. FORUM AND JURISDICTION. This Agreement was entered into in the State of California, and its validity, construction, interpretation and legal effect shall be governed by the laws and judicial decisions of the State of California applicable to contracts entered into between residents of that state and performed entirely within the State of California and by applicable federal law, and the choice-of-law provisions of California law shall not be applied to substitute the law of any other State or nation. The parties expressly agree that any action arising out of or relating to this Agreement shall be filed and maintained only in the courts of the State of California for the County of Los Angeles, or the United States District Court for the Central District of California. The parties hereby consent and submit to the personal jurisdiction of such courts for the purposes of litigating any such action. Notwithstanding the foregoing, each party agrees that in the event that a party to this Agreement becomes engaged in litigation against a third party in any other court in the United States, and such litigation reasonably requires the determination of the rights and obligations of the parties hereto under this Agreement (including any right of indemnification under Section 16 above), the other party hereto will submit to the personal jurisdiction of the court in which such action is maintained for purposes of such determination, in which event the submission to personal jurisdiction shall apply to determination of any other claims between the parties hereto which may properly be brought as part of such litigation.

     18.11. ATTORNEYS' FEES. In the event any litigation or other proceeding is brought by either party arising out of or relating to this Agreement, the prevailing party in such litigation or other proceeding shall be entitled to recover from the other party all costs, attorneys' fees and other expenses incurred by such prevailing party in this litigation.

                                                             CONFIDENTIAL

     18.12. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


PARAGON MANAGEMENT SYSTEMS, INC.


Signature:                            Signature:
          -----------------------               --------------------------


Name:                                 Name:
     ----------------------------          -------------------------------
             (Please Print)                        (Please Print)


Title:                                Title:
      ---------------------------           ------------------------------


Date:                                 Date:
     ----------------------------          -------------------------------

                                                             CONFIDENTIAL

                                    EXHIBIT A

                                    SOFTWARE




Compaq Confidential

                                                             CONFIDENTIAL

                                   EXHIBIT B

                              LICENSED FACILITIES

                           NUMBER OF CONCURRENT USERS


Compaq Confidential

                                                             CONFIDENTIAL

                                   EXHIBIT C

                                  LICENSE FEES

                                MAINTENANCE FEES


Compaq Confidential